Exhibit 99.2

MEDSTONE INTERNATIONAL, INC.

Proxy for Special Meeting of Stockholders, February 19, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

MEDSTONE INTERNATIONAL, INC.

I appoint David V. Radlinski and Mark Selawski, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote all the shares of Common Stock of Medstone International, Inc. held of record by me on January 5, 2004, at the Special Meeting of Stockholders to be held on February 19, 2004, and at any adjournment(s) thereof, in the manner described below with respect to the Merger Proposal, and in their discretion on any other matters that properly come before the meeting or any adjournment(s) thereof, including any adjournment(s) for the purpose of soliciting additional proxies.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED WITH RESPECT TO THE MERGER PROPOSAL AS MARKED IN A BOX BELOW OR, IF NO MARK IS MADE, IT WILL BE VOTED “FOR” THE MERGER PROPOSAL.

MERGER PROPOSAL

Proposal to adopt and approve the Agreement and Plan of Merger dated November 11, 2003, by and among Prime Medical Services, Inc., its wholly-owned subsidiary, ABC Merger, Inc., and Medstone International, Inc., pursuant to which ABC Merger, Inc. will be merged with and into Medstone International, Inc.

☐ FOR	☐ AGAINST	☐ ABSTAIN

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The Corporation’s Board of Directors recommends a vote FOR the Merger Proposal.

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(Continued and to be signed and dated on reverse side)

[NAME AND ADDRESS]	I hereby revoke any proxy or proxies previously given to represent or vote at the special meeting the shares of Common Stock of Medstone International, Inc. that I am entitled to vote, and I ratify and confirm all actions that the proxies, their substitutes, or any of them, may lawfully take in accordance with the terms of this proxy card.

Dated:                                 , 2004

Signature(s) of Stockholder(s)

Please sign this proxy as your name(s) appears above. Joint owners should both sign. If signed by an attorney, executor, guardian or in some other representative capacity, please indicate your capacity or title. If signed on behalf of a corporation, partnership or other entity, please state the entity’s name and indicate your capacity or title.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.